Exhibit 10.3

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW, AND IT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR STATE LAW OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS; AND THE COMPANY MAY REQUIRE AN OPINION OF COUNSEL AS TO THE AVAILABILITY OF SUCH EXEMPTION.

Portland, Oregon
$150,000 July 13, 2009

GOLDEN KEY INTERNATIONAL INC.

SECURED PROMISSORY NOTE

FOR VALUE RECEIVED, Golden Key International Inc., a Nevada corporation (the “Company”), hereby promises to pay to the order of NORMAN BLAIR or his assigns (“Holder”), the principal amount of $150,000 on September 13, 2009 (“Maturity Date”), or earlier as hereinafter provided, together with interest on the principal amount outstanding from time to time at the annual rate of 4.0%.  Accrued interest shall also be payable at such time as any prepayment of principal of this Note is made.  Interest shall be computed on the basis of a 365-day year, using the number of days actually elapsed.

(a) Fees.  The Company will pay all document stamps on this Note.

(b) Prepayments.  The Company may, at its discretion, may prepay this Note at any time, or from time to time, in whole or in part, with accrued interest.

(c) Time.  Time is of essence as to all matters in and related to this Note.

(d) Order of Payments.  All payments made by the Company hereunder (including, without limitation, any prepayments) shall be applied, first, to the payment of costs or expenses payable by the Company hereunder, second, to the payment of accrued but unpaid interest (including default interest), and last, to the reduction of the outstanding principal balance thereof.

(e) No Setoff or Counterclaim.  All payments under this Note shall be made to the Holder without set-off, recoupment, counterclaim or other deduction whatsoever.

(f) Waiver or Presentment and Enforcement.  All parties now or subsequently liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentation for payment, demand, notice of nonpayment or dishonor, protest and notice of protest and any and all lack of diligence or delay in collection or enforcement hereof.

(g) Transferability.  This Note shall not be transferred except pursuant to an effective registration statement under the Securities Act of 1933 or in a transaction exempt from registration pursuant to the Securities Act and applicable state securities law.  The term “Holder” shall include the initial holder named on the first page of this Note and any subsequent holder of this Note.

(h) WAIVER OF TRIAL BY JURY.  IN ANY LEGAL PROCEEDING TO ENFORCE PAYMENT OF THIS NOTE, THE COMPANY WAIVES TRIAL BY JURY.

(i) Notice to Company.  Notice to the Company shall be given to the Company at its principal executive offices or to such other address or person as the Company may, from time to time, advise the Holder of this Note.  Notice to the Holder of this Note shall be given to the address set forth on the Subscription Agreement, or to such other address as the Holder may, from time to time, advise the Company.  Notice shall be deemed to have been given, if by hand delivery, certified or registered mail, return receipt requested, three days after being deposited in the US mail, or if by overnight courier service, which provides evidence of delivery, one day after delivery to such courier for next day priority delivered and properly addressed, or by telecopier, when given if confirmation of receipt is given or of confirmation of transmission is sent as herein provided.

(j) Governing Law.  This Note shall be governed by the laws of the State of Oregon applicable to agreements executed and to be performed wholly within such State, and without regard to conflicts of laws principles.  The Company and the Purchaser hereby (i) consents to the non-exclusive jurisdiction of the United States District Court located in Portland, Oregon in any action relating to or arising out of this Note, (ii) agrees that any process in any such action may be served upon it, in addition to any other method of service permitted by law, by certified or registered mail, return receipt requested, or by an overnight courier service which obtains evidence of delivery, with the same full force and effect as if personally served upon him, and (iii) waives any claim that the jurisdiction of any such tribunal is not a convenient forum for any such action and any defense of lack of in personam jurisdiction with respect thereto.

(k) Security.  As an inducement for the Holder to purchase this Note and to secure the complete and timely payment, performance and discharge in full, as the case may be, of all of the obligations hereunder, the below pledgors hereby (the “Pledgors”), unconditionally and irrevocably, pledges, grants and hypothecates to the Holder, a continuing security interest in, a continuing lien upon, an unqualified right to possession and disposition of and a right of set-off against, in each case to the fullest extent permitted by law, all of the Pledgors  right, title and interest of whatsoever kind and nature in and to shares of common stock of the Company.

IN WITNESS WHEREOF, the Company has executed this Note as of the date and year first aforesaid.

GOLDEN KEY INTERNATIONAL INC.

By:	/s/ Paul R. Peterson
Name: Paul R. Peterson
Title: CEO

PLEDGORS:

/s/ Paul R. Peterson	/s/ Robert Agostini
Paul R. Peterson	Robert Agostini

/s/Lysander M. Marrero	/s/ Thomas S. Rubin
Lysander M. Marrero	Thomas S. Rubin